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                                                                    Exhibit 16.1

               [letterhead of McGowen, Hurst, Clark & Smith, P.C.]


September 3, 2002


Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

The purpose of this letter is to confirm that we have read the Form 8-K/A filed by StateFed Financial Corporation (Commission file number 0-22790), with a report date of August 21, 2002, and agree with the Company's statements regarding the change to the registrant's certifying accountant.

Very truly yours,

/s/ McGowen, Hurst, Clark & Smith, P.C.

McGowen, Hurst, Clark & Smith, P.C.
West Des Moines, Iowa